                                                                       EXHIBIT 1

                            UNDERWRITING AGREEMENT

                                                                   June 27, 1995


Bankers Trust New York Corporation
280 Park Avenue
New York, New York  10017

Dear Sirs:

        We, as representatives (the "Managers") of the several underwriters named on Schedule I hereto (the "Underwriters"), understand that Bankers Trust New York Corporation, a New York corporation (the "Corporation"), proposes to issue and sell 50,000 shares of its 7-3/4% Rate Cumulative Preferred Stock, Series S ($2,500 Liquidation Preference) (the "Offered Shares") to us, to be deposited against delivery of depositary receipts (the "Depositary Receipts"), evidencing depositary shares (the "Depositary Shares", and with the Offered Shares, the "Securities"), to be issued by Harris Trust Company of New York, as depositary (the "Depositary") pursuant to a deposit agreement, dated as of June 30, 1995, among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. The terms of the Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated June 27, 1995.

        All the provisions contained in the document entitled Bankers Trust New York Corporation Series Preferred Stock Underwriting Agreement Standard Provisions (September 1993), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; provided, however, that white & Case shall act as
                      --------  -------
Underwriters' counsel; provided, further, that such provisions shall be
                       --------  -------
supplemented and, to the extent inconsistent with the following provision, superseded, by the following provision:

                (i) This Agreement shall be subject to termination in the Underwriters' absolute discretion, by notice give to the Corporation prior to delivery of and payment for the Securities if, prior to such time, any of the following events occurs: (a) trading in


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                                                                              -2

        securities generally on the New York Stock Exchange, or on any other stock exchange or automated quotation system on which the Securities are or are to be listed or to which the Securities shall have been or are to be admitted for quotation, shall have been suspended or materially limited, (b) trading in securities of the Corporation specifically on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited and such suspension or material limitation is in effect or exists on the Closing Date, or (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or escalation of hostilities involving United States or the declaration by the United States of a national emergency of war the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgement of the Underwriters, impracticable to market the Securities on the terms and in the manner described in the Prospectus.

                Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and each Underwriter hereby agrees, severally and not jointly, to purchase the number of Depositary Shares set forth opposite its name in Schedule I hereto at a purchase price of $24.2125 per Depositary Share, plus accrued dividends, if any, from June 30, 1995; provided, however that in the case of Depositary Shares
                    --------  -------
sold to certain institutional investors, the purchase price shall be $24.50 per Depositary Share, plus accrued dividends, if any, from June 30, 1995 to the date of payment and delivery.

                The certificate representing the Offered Shares will be delivered by us to, and deposited with, the Depositary against delivery of Depositary Receipts representing Depositary Shares. Such Depositary Receipts shall be issued in such denominations and registered in such names as we shall request and shall be made available for checking and packaging at the above office of the Corporation at least 24 hours prior to the Closing Date.

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                                                                              -3

                Please confirm your agreement by having an authorized officer sign nine copies of this Agreement in the space set forth below and by returning the signed copies to us.

                                Very truly yours,

                                SMITH BARNEY INC.
                                DEAN WITTER REYNOLDS INC.
                                GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS INC.
                                MERRILL LYNCH, PIERCE, FENNER &
                                  SMITH INCORPORATED
                                PAINEWEBBER INCORPORATED
                                PRUDENTIAL SECURITIES INCORPORATED

                                AS REPRESENTATIVES OF THE SEVERAL
                                UNDERWRITERS NAMED IN
                                SCHEDULE I HERETO

                                By:  SMITH BARNEY INC.

                                By:  /s/ ROBERT H. B. BALDWIN
                                     ------------------------
                                     Name:  ROBERT H. B. BALDWIN
                                     Title: MANAGING DIRECTOR

Accepted:

BANKERS TRUST NEW YORK CORPORATION

By:  /s/ DUNCAN P. HENNES
- -------------------------
Name:  DUNCAN P. HENNES
Title: SENIOR VICE PRESIDENT

                                                                      Schedule I

                                                                      Number of
Name of Underwriter                                                   Offered
- -------------------                                                    Shares
                                                                       ------
Smith Barney Inc.....................................                  535,000

Dean Witter Reynolds Inc.............................                  535,000

Goldman, Sachs & Co. ................................                  535,000

Lehman Brothers Inc. ................................                  535,000

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated  .....................................                  535,000

PaineWebber Incorporated ............................                  535,000

Prudential Securities Incorporated ..................                  535,000

Advest, Inc. ........................................                   30,000

BT Securities Corporation ...........................                   77,500

Bear, Stearns & Co. Inc. ............................                   77,500

J.C. Bradford & Co. .................................                   30,000

Alex. Brown & Sons Incorporated .....................                   77,500

Cowen & Company .....................................                   30,000

Craigie Incorporated ................................                   30,000

Dain Bosworth Incorporated ..........................                   30,000

Dillon, Read & Co. Inc. .............................                   77,500

Doft & Co., Inc. ....................................                   30,000

Donaldson, Lufkin & Jenrette Securities
  Corporation .......................................                   77,500

A. G. Edwards & Sons, Inc. ..........................                   77,500

Furman Selz Incorporated ............................                   30,000

Janney Montgomery Scott Inc. ........................                   30,000

Kemper Securities, Inc...............................                   77,500

Legg Mason Wood Walker, Incorporated ................                   30,000

McDonald & Company Securities, Inc...................                   30,000


McGinn, Smith & Co., Inc. ...........................                   30,000

Morgan Keegan & Company, Inc. .......................                   30,000

Morgan Stanley & Co. Incorporated ...................                   77,500

Oppenheimer & Co., Inc. .............................                   77,500

Piper Jaffray Inc. ..................................                   30,000

Rauscher Pierce Refsnes, Inc. .......................                   30,000

Raymond James & Associated, Inc. ....................                   77,500

The Robinson-Humphrey Company, Inc. .................                   30,000

Wheat, First Securities, Inc. .......................                   30,000
                                                                        ------

    Total ...........................................                5,000,000
